UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown Street, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2026, Nexalin Technology, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the stockholders’ equity of $1,519,423 reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, the Company no longer satisfies the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Letter further notes that the Company does not presently satisfy either of the alternative continued listing standards under Nasdaq Listing Rule 5550(b) (such non-compliance, the “Stockholders’ Equity Deficiency”).

As previously disclosed on July 24, 2026, the Company received a Staff Determination letter from Nasdaq (the “Delisting Notice”) stating that the Company has not regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and is not eligible for an additional compliance period under Nasdaq Listing Rule 5810(c)(3)(A) because the Company does not meet the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market (the “Bid Price Deficiency”). The Company timely requested a hearing before a Nasdaq Hearing Panel (the “Panel”) to appeal the Bid Price Deficiency, which is currently scheduled for September 1, 2026 (the “Hearing”).

The Letter states that the Stockholders’ Equity Deficiency serves as an additional basis for delisting the Company’s securities from Nasdaq, and that the Panel will consider the Stockholders’ Equity Deficiency, together with the Bid Price Deficiency, in rendering its determination regarding the Company’s continued listing on The Nasdaq Capital Market. The Company intends to present its views with respect to the Stockholders’ Equity Deficiency at the Hearing, together with its plan to evidence compliance with the Minimum Bid Price Requirement and the Stockholders’ Equity Requirement.

There can be no assurance that the Company will be successful in its appeal before the Panel, that the Panel will grant the Company any additional period within which to regain compliance with the Stockholders’ Equity Requirement, the Minimum Bid Price Requirement, or any other applicable Nasdaq continued listing standard, or that, if any such period is granted, the Company will be able to evidence compliance with all applicable Nasdaq continued listing requirements within that period. The Panel has broad discretionary authority under Nasdaq Listing Rules to delist the Company’s securities notwithstanding the Company’s compliance efforts, including based on concerns regarding the Company’s reverse stock split history, financial condition, capital structure, capital-raising activities, or any other factor the Panel deems appropriate. If the Panel determines to delist the Company’s securities, or if the Company is otherwise unable to regain and maintain compliance with the applicable Nasdaq continued listing requirements, the Company’s common stock would be subject to delisting from The Nasdaq Capital Market, which would have a material adverse effect on the liquidity and market price of the Company’s common stock and on the Company’s ability to raise capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer

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